Exhibit 99.1

FOR IMMEDIATE RELEASE		Park Bancorp, Inc.	June 12, 2008
	Contact:	David A. Remijas President/CEO (630) 969-8900

Park Bancorp, Inc.

Quarterly Dividend Declared

Chicago, IL—Park Bancorp, Inc., (NASDAQ-PFED), the holding company for Park Federal Savings, announced that the Board of Directors has declared a cash dividend of $.13 per share of common stock for the quarter ended March 31, 2008, compared to $.18 per share for the quarter ended December 31, 2007. Subject to current economic conditions, the Board of Directors considered it prudent to reduce the dividend until profitability improves. The dividend will be payable on June 30, 2008 to shareholders of record on June 23, 2008. This is the thirty-eighth consecutive quarterly dividend paid to shareholders.

Park Federal Savings Bank opened its fourth full-service office today at 1823 W. 47th Street in the Back of the Yards neighborhood of Chicago.

Forward-Looking Information

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended) which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company’s loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, the possible short-term dilutive effect of potential acquisitions, and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.